Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 201 Washington Street, Suite 2000 Boston, Massachusetts 02108 o: 617.598.7800 f: 866.974.7329
October 29, 2026
Bambusa Therapeutics, Inc.
22 Boston Wharf Road, Floor 7
Boston, Massachusetts 02210
Re: Registration Statement on Form S-8
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Bambusa Therapeutics, Inc., a Delaware corporation, with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 10,273,971 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (“Common Stock”), consisting of: (i) 5,519,849 shares of Common Stock reserved for issuance pursuant to the 2026 Equity Incentive Plan, (ii) 379,102 shares of Common Stock that are subject to currently outstanding options under the 2026 Equity Incentive Plan, (iii) 505,469 shares of Common Stock reserved for issuance pursuant to the 2026 Employee Stock Purchase Plan, (iv) 3,167,754 shares of Common Stock that are subject to currently outstanding options under the 2024 Stock Plan, as amended, and (v) 701,797 shares of Common Stock that are subject to restricted stock units outstanding under the 2024 Stock Plan, as amended (which plans are referred to herein as the “Plans”).
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner described in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.
* * *

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and in any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours, WILSON SONSINI GOODRICH & ROSATI Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C